UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 15, 2021

SOUTHWEST AIRLINES CO.

(Exact name of registrant as specified in its charter)

Texas	1-7259	74-1563240
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

	P.O. Box 36611, Dallas, Texas	75235-1611
	(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 792-4000

Not Applicable

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock ($1.00 par value)	LUV	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement

The information included pursuant to Item 2.03 is incorporated by reference into this Item 1.01.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On January 15, 2021, Southwest Airlines Co. (the “Company”) entered into definitive documentation with the United States Department of Treasury (“Treasury”) with respect to funding support pursuant to Subtitle A of Title IV of Division N of the Consolidated Appropriations Act, 2021 (the “PSP Extension Law”). Funds received under the PSP Extension Law must be used to pay qualifying Employee salaries, wages and benefits through at least March 31, 2021. The Company’s expected aggregate receipts under the program total $1,727,370,400, for which the Company expects to provide Treasury consideration in the form of a promissory note in an amount equal to $488,211,120 and of warrants to purchase up to an aggregate of 1,054,907 shares of the Company’s common stock, subject to adjustments by Treasury pursuant to the terms of the PSP Extension Law in each case. Funds are expected to be disbursed to the Company in multiple installments.

On January 15, 2021, the Company entered into a payroll support program extension agreement (the “PSP Extension Agreement”) with Treasury, pursuant to which the Company will receive payroll support funding (“Payroll Support”) under the PSP Extension Law. On January 15, 2021, the Company received $863,685,200, or 50 percent, of the total expected Payroll Support (the “Initial Payroll Support”) pursuant to the PSP Extension Agreement. Pursuant to the PSP Extension Agreement and the PSP Extension Law, in connection with the receipt of Payroll Support, the Company is subject to certain restrictions, including prohibitions against involuntary furloughs and reductions in employee pay rates and benefits from the date of the PSP Extension Agreement through March 31, 2021; the elimination of share repurchases and dividends through March 31, 2022; and limits on executive compensation until October 1, 2022.

As consideration for the Payroll Support, on January 15, 2021, the Company issued a promissory note (the “Note”) in favor of Treasury and entered into a warrant agreement with Treasury (the “Warrant Agreement” and together with the PSP Extension Agreement and the Note, the “Payroll Support Documents”), pursuant to which the Company agreed to issue warrants (each, a “Warrant”) to purchase common stock of the Company to Treasury. In connection with the disbursement of the Initial Payroll Support on January 15, 2021, the Note was issued in an initial amount of $229,105,560, and the Company issued a Warrant to purchase up to 495,042 shares of common stock. Upon each subsequent disbursement of Payroll Support to the Company under the PSP Extension Agreement after January 15, 2021, (i) the principal amount of the Note will automatically be increased in an amount equal to 30 percent of any such disbursement and (ii) the Company will issue an additional Warrant to Treasury in an amount equal to 10 percent of the principal amount of the increase to the Note in connection with such disbursement of Payroll Support, divided by the strike price of $46.28 (which was the closing price of the Company’s common stock on December 24, 2020).

The Note matures in full on January 15, 2031, and is subject to mandatory prepayment requirements in connection with certain change of control triggering events that may occur prior to its maturity. The Company has an option to prepay the Note at any time without premium or penalty. Amounts outstanding under the Note bear interest at a rate of 1.00 percent before January 15, 2026 and, afterwards, at a rate equal to Secured Overnight Financing Rate (SOFR) or other benchmark replacement rate consistent with customary market conventions plus margin of 2.00 percent. The Note contains customary representations and warranties and events of default.

The Warrant Agreement sets out the Company’s obligations to issue Warrants in connection with disbursements of Payroll Support and to file or designate a resale shelf registration statement for the Warrants and the underlying shares of common stock. The Company has also granted Treasury certain demand underwritten offering and piggyback registration rights with respect to the Warrants and the underlying common stock. Each Warrant is exercisable at a strike price of $46.28 per share of common stock and will expire on the fifth anniversary of the issue date of such Warrant. Warrants will be settled through net share settlement or net cash settlement, at the Company’s option. The Warrants include adjustments for below market issuances, payment of dividends and other customary anti-dilution provisions. The Warrants do not have voting rights.

The description of the Payroll Support Documents in this Item 2.03 is qualified in its entirety by reference to the full text of each of the Payroll Support Documents, copies of which are filed as exhibits to this Current Report on Form 8-K.

The Payroll Support Documents are not intended to be a source of factual, business, or operational information about the Company or its subsidiaries. The representations and warranties and covenants contained in the Payroll Support Documents were made only for purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreements, and may be subject to limitations agreed upon by the parties, including being qualified by disclosures for the purpose of allocating contractual risk between the parties instead of establishing matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors or security holders. Accordingly, investors should not rely on the representations, warranties, and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company.

Cautionary Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Specific forward-looking statements include, without limitation, statements related to the Company’s expectations about future disbursements pursuant to the Payroll Support Documents. These forward-looking statements are based on the Company’s current intent and expectations and are not guarantees of future events. Forward-looking statements involve risks, uncertainties, assumptions, and other factors that are difficult to predict and that could cause actual results to vary materially from those expressed in or indicated by them. Factors include, among others, (i) Treasury’s right pursuant to the Payroll Support Documents to amend the documents or require new or additional conditions of the Payroll Support in ways that may be materially adverse to the Company and (ii) the enactment or adoption of future laws, statutes, and regulations and interpretation or enforcement of current and future laws, statutes, and regulations that affect the terms or application of the Payroll Support Documents and that may have a material adverse effect on the Company. These factors are not necessarily all of the important factors that could cause actual results to differ materially from those expressed in any of the forward-looking statements contained herein. Other unknown or unpredictable factors could also have material adverse effects on the Company’s expectations described herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

10.1	Payroll Support Program Extension Agreement by and between Southwest Airlines Co. and the United States Department of the Treasury, dated January 15, 2021.

10.2	Warrant Agreement by and between Southwest Airlines Co. and the United States Department of the Treasury, dated January 15, 2021.

10.3	Promissory Note, from Southwest Airlines Co. to the United States Department of the Treasury, January 15, 2021.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHWEST AIRLINES CO.

Date: January 15, 2021	By:	/s/ Tammy Romo
	Name:	Tammy Romo
	Title:	Executive Vice President and Chief Financial Officer